Exhibit 99.1
Contacts:

William (B.J.) Lehmann, J.D.	Investor Relations:
President and Chief Operating Officer	Lisa M. Wilson
Tel: (216) 431-9900	In-Site Communications
bjlehmann@athersys.com	Tel: (917) 543-9932
lwilson@insitecony.com
ATHERSYS REPORTS FOURTH QUARTER AND 2010 ANNUAL RESULTS
Management to host conference call at 4:30 pm ET today
Cleveland, OHIO, (March 14, 2011) — Athersys, Inc. (NASDAQ: ATHX) today announced its financial results for the fourth quarter of 2010 and for the year ended December 31, 2010.
Fourth Quarter and Recent Highlights Include:
•
Completed a registered direct offering in February 2011, generating net proceeds of $11.8 million through the issuance of common stock and warrants to purchase 0.3 of a share of common stock at an exercise price of $3.55 per share;

•	Enrolled first patient in the Phase II clinical study being conducted with Pfizer, administering MultiStem® to patients suffering from ulcerative colitis;
•
Completed patient enrollment for the single dose arm of a clinical study administering MultiStem to patients being treated for leukemia or other blood-born cancers. The multiple ascending dose portion of this graft-versus-host disease, or GVHD, study is ongoing;

•
Published study in the January 2011 Journal of Neuroscience, conducted by the Case Western Reserve University School of Medicine and Athersys, showing the benefit of MultiStem therapy after spinal cord injury;

•	UTHealth and Athersys presented preclinical data illustrating multiple potential benefits of MultiStem for treating ischemic stroke;
•
Received three Therapeutic Discovery Project grants aggregating $733,000 as part of the Patient Protection and Affordable Care Act of 2010 related to MultiStem® and our pharmaceutical development program in obesity and related metabolic conditions;

•	Recorded revenues of $3.3 million and a net loss of $2.1 million for the fourth quarter ended December 31, 2010; and
•	Ended the year with $15.2 million in cash, cash equivalents and available-for-sale securities, which does not reflect the impact of the recently completed financing.

PAGE 2: ATHERSYS REPORTS FOURTH QUARTER AND 2010 ANNUAL RESULTS
“In the fourth quarter as throughout 2010, Athersys continued to achieve important milestones,” said Gil Van Bokkelen, Ph.D., Chairman and Chief Executive Officer. “Three MultiStem programs are progressing in clinical studies, including a Phase II study in ulcerative colitis and Phase I studies in acute myocardial infarction and GVHD. We plan to advance our acute myocardial infarction and ischemic stroke programs into Phase II clinical trials in 2011. In addition, recently published results demonstrate the regenerative effects of MultiStem therapy after spinal cord injury, and these and other published results affirm our confidence in pursuing applications in stroke and other neurological conditions.”
“With our strong collaborations and proceeds from the recent sale of stock and warrants, we believe Athersys is well-positioned to advance a number of promising programs further into the development process,” concluded Dr. Van Bokkelen.
Fourth Quarter Results
Revenues for the three months ended December 31, 2010 increased to $3.3 million from $0.9 million in the comparable period in 2009, primarily as a result of our collaborations with Pfizer and RTI Biologics and the receipt of three Therapeutic Discovery Project grants aggregating approximately $733,000 as part of the Patient Protection and Affordable Care Act of 2010. Research and development expenses increased to $4.2 million in the fourth quarter from $4.1 million in the prior year period due principally to increases in clinical and preclinical development costs, sponsored research and patent legal costs, partially offset by decreases in stock compensation and other expenses. General and administrative expenses decreased to $1.1 million for the three months ended December 31, 2010 from $1.7 million in the comparable period in 2009 due principally to a decrease in stock-based compensation expense. Net loss for the three months ended December 31, 2010 decreased to $2.1 million from a net loss of $5.0 million for the comparable period in 2009 primarily due to the higher revenues in the 2010 period. As of December 31, 2010, cash, cash equivalents and available-for-sale securities totaled $15.2 million.
2010 Annual Results
For the year ended December 31, 2010, revenues increased to $8.9 million from $2.2 million in the same period in 2009 primarily due to our collaborations with Pfizer and RTI and the receipt of the three Therapeutic Discovery Project grants described above. Research and development expenses increased to $14.8 million in 2010 from $11.9 million in 2009, resulting from increases in clinical and preclinical development costs, sponsored research, compensation and supply costs, partially offset by a decrease in stock-based compensation. General and administrative expenses decreased slightly in 2010 to $5.4 million from $5.6 million in 2009. The decrease was principally a result of a decrease in stock-based compensation expense that was partially offset by increases in other administrative costs. Net loss decreased to $11.4 million in 2010 from $15.4 million in 2009, primarily due to the increase in revenues, offset in part by the increase in research and development expenses.

PAGE 3: ATHERSYS REPORTS FOURTH QUARTER AND 2010 ANNUAL RESULTS
Conference Call
As previously announced, Gil Van Bokkelen, Chairman and Chief Executive Officer, and William (B.J.) Lehmann, President and Chief Operating Officer, will host a conference call today to review the results as follows:

Date	March 14, 2011
Time	4:30 p.m. (Eastern Time)
Telephone access: U.S. and Canada	800-273-1254
Telephone access: International	973-638-3440
Access code	45530421
Live webcast	www.athersys.com, under the Investors section
A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Time) on March 28, 2011, at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 45530421.
About Athersys, Inc.
Athersys is a clinical stage biopharmaceutical company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. The Company is developing MultiStem®, a patented, adult-derived “off-the-shelf” stem cell product platform for multiple disease indications, including damage caused by myocardial infarction, bone marrow transplantation and oncology treatment support, ischemic stroke, and inflammatory bowel disease. The Company also has developed a portfolio of other therapeutic programs, including orally active pharmaceutical product candidates for the treatment of metabolic and central nervous system disorders, utilizing proprietary technologies, including Random Activation of Gene Expression (RAGE®). Athersys has forged several key strategic alliances and collaborations with leading pharmaceutical and biotechnology companies, as well as world-renowned research institutions in the United States and Europe to further develop its platform and products. More information is available at www.athersys.com.
The Athersys, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4548
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face that could cause actual results to differ

PAGE 4: ATHERSYS REPORTS FOURTH QUARTER AND 2010 ANNUAL RESULTS
materially from those implied by forward-looking statements are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as human therapeutics, such as the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem for the treatment of inflammatory bowel disease, acute myocardial infarction, stroke and other disease indications, and the prevention of GVHD. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Other important factors to consider in evaluating our forward-looking statements include: the completion of our financial statements for the quarter and year ended December 31 2010; the possibility of delays in, adverse results of, and excessive costs of the development process; our ability to successfully initiate and complete clinical trials; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect our intellectual property portfolio; our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies; our ability to meet milestones under our collaboration agreements; our collaborators’ ability to continue to fulfill their obligations under the terms of our collaboration agreements; our possible inability to execute our strategy due to changes in our industry or the economy generally; changes in productivity and reliability of suppliers; and the success of our competitors and the emergence of new competitors. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
(Tables Follow)

PAGE 5: ATHERSYS REPORTS FOURTH QUARTER AND 2010 ANNUAL RESULTS
Athersys, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31,	December 31,
	2010	2009
Assets
Cash, cash equivalents and available-for-sale securities	$15,181	$26,382
Other current assets	2,763	847
Equipment, net	955	849
Other long-term assets	207	253

Total assets	$19,106	$28,331

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$3,297	$2,735
Deferred revenue	6,804	6,639
Total stockholders’ equity	9,005	18,957

Total liabilities and stockholders’ equity	$19,106	$28,331

PAGE 6: ATHERSYS REPORTS FOURTH QUARTER AND 2010 ANNUAL RESULTS
Athersys, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues
Contract revenue	$2,170	$443	$6,685	$1,079
Grant revenue	1,162	426	2,254	1,080

Total revenues	3,332	869	8,939	2,159

Costs and expenses
Research and development	4,210	4,052	14,779	11,920
General and administrative	1,138	1,693	5,387	5,621
Depreciation	68	58	284	233

Total costs and expenses	5,416	5,803	20,450	17,774

Loss from operations	(2,084)	(4,934)	(11,511)	(15,615)
Other (expense) income, net	(2)	(143)	(69)	(126)
Interest income	35	63	203	375

Net loss attributable to common stockholders	$(2,051)	$(5,014)	$(11,377)	$(15,366)

Basic and diluted net loss per common share attributable to common stockholders	$(0.11)	$(0.26)	$(0.60)	$(0.81)
Weighted average shares outstanding, basic and diluted	18,930,678	18,929,333	18,929,749	18,928,379
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